Exhibit 99.1

Acer Therapeutics Announces Topline Results from its Bioequivalence Trial of ACER-001 Compared to BUPHENYL® Under Fed Conditions

Targeting a pre-NDA meeting with FDA in Q2 2021

NEWTON, MA – Feb. 11, 2021 – Acer Therapeutics Inc. (Nasdaq: ACER), a pharmaceutical company focused on the acquisition, development and commercialization of therapies for serious rare and life-threatening diseases with significant unmet medical needs, today announced topline results from its bioequivalence trial in which ACER-001 showed similar relative bioavailability compared to BUPHENYL® (sodium phenylbutyrate) under fed conditions. ACER-001 powder is a proprietary, taste-masked, immediate release formulation of sodium phenylbutyrate (NaPB) in development for the treatment of various inborn errors of metabolism, including urea cycle disorders (UCDs) and Maple Syrup Urine Disease (MSUD).

The single-center, single-blind, randomized, single-dose crossover trial evaluated bioequivalence (BE) of ACER-001 compared to BUPHENYL® when administered under fed conditions in 36 healthy adults. The topline data from this trial showed ACER-001 to have similar pharmacokinetic (PK) profiles for both phenylbutyrate (PBA) and phenylacetate (PAA) compared to BUPHENYL® under fed conditions. Acer is initially developing ACER-001 for the treatment of patients with UCDs under Section 505(b)(2) of the Federal Food, Drug and Cosmetic Act, which provides a potentially streamlined path for sponsors that have developed drug products that rely upon data from drug products previously approved by the FDA.

“With topline data now in hand, we are moving forward with our plans to conduct a pre-NDA meeting with the FDA in the second quarter of 2021, assuming successful and timely completion of the ongoing development activities, including evaluation of long-term product stability data,” said Chris Schelling, CEO and Founder of Acer. “Assuming no additional data is requested by the Agency during our pre-NDA meeting, we will plan to submit an NDA for ACER-001 for the treatment of UCDs in mid-2021.  If ACER-001 is approved by the FDA, we believe its unique formulation will provide clinicians with an alternative to existing sodium phenylbutyrate-based treatments.”

ACER-001 is an investigational product being studied for the treatment of patients with UCDs and MSUD and has not been approved by FDA for any indication. There can be no assurance that if submitted, a New Drug Application will be accepted by the FDA for filing and review or, if filed, that it will be approved.

About UCDs

UCDs are a group of disorders caused by genetic mutations that result in a deficiency in one of the six enzymes that catalyze the urea cycle, which can lead to an excess accumulation of ammonia in the bloodstream, a condition known as hyperammonemia. Acute hyperammonemia can cause lethargy, somnolence, coma, and multi-organ failure, while chronic hyperammonemia can lead to headaches, confusion, lethargy, failure to thrive, behavioral changes, and learning and cognitive deficits. Common symptoms of both acute and chronic hyperammonemia also include seizures and psychiatric symptoms.1,2

The current treatment of UCDs consists of dietary management to limit ammonia production in conjunction with medications that provide alternative pathways for the removal of ammonia from the bloodstream. Some patients may also require individual branched-chain amino acid supplementation.

Current medications for UCDs include nitrogen scavengers RAVICTI® and BUPHENYL® in which the active pharmaceutical ingredients are glycerol phenylbutyrate (GPB) and sodium phenylbutyrate (NaPB), respectively. According to a 2016 study by Shchelochkov et al., published in Molecular Genetics and Metabolism Reports, while nitrogen scavenging medications can be effective in helping to manage ammonia levels in some patients with UCDs, non-compliance with treatment is common. Reasons referenced for non-compliance associated with some available medications include unpleasant taste, the frequency with which medication must be taken, the number of pills, and the high cost of the medication.3

About ACER-001

ACER-001 is a powder formulation of sodium phenylbutyrate (NaPB). The proprietary formulation is designed to be both taste-masked and immediate release. ACER-001 is being developed using a microencapsulation process for the treatment of various inborn errors of metabolism, including UCDs and MSUD. ACER-001 microparticles consist of a core center, a layer of active drug, and a taste-masking coating that quickly dissolves in the stomach, allowing taste to be neutralized while still allowing for rapid systemic release. We believe that if ACER-001 is approved, its taste-masked properties will make it a viable alternative to existing NaPB-based treatments, as the unpleasant taste associated with NaPB is cited as a major impediment to patient compliance with those treatments.3 Acer has been granted orphan drug designation by the FDA for the MSUD indication. ACER-001 is under clinical investigation and its safety and efficacy have not been established. There is no guarantee that this product candidate will receive FDA approval or become commercially available for the uses being investigated.

About Acer Therapeutics Inc.

Acer is a pharmaceutical company focused on the acquisition, development and commercialization of therapies for serious rare and life-threatening diseases with significant unmet medical needs. Acer’s pipeline includes four programs: ACER-001 (sodium phenylbutyrate) for the treatment of various inborn errors of metabolism, including urea cycle disorders (UCDs) and Maple Syrup Urine Disease (MSUD); EDSIVO™ (celiprolol) for the treatment of vascular Ehlers-Danlos syndrome (vEDS) in patients with a confirmed type III collagen (COL3A1) mutation; ACER-801 (osanetant) for the treatment of induced Vasomotor Symptoms (iVMS); and ACER-2820 (emetine), a host-directed therapy against a variety of infectious diseases, including COVID-19. Each of Acer’s product candidates is believed to present a comparatively de-risked profile, having one or more of a favorable safety profile, clinical proof-of-concept data, mechanistic differentiation and/or accelerated paths for development through specific programs and procedures established by the FDA. For more information, visit www.acertx.com.

References

1.	Ah Mew N, et al. Urea cycle disorders overview. Gene Reviews. Seattle, Washington: University of Washington, Seattle; 1993.
2.	Häberle J, et al. Suggested guidelines for the diagnosis and management of urea cycle disorders. Orphanet Journal of Rare Diseases. 2012;7(32).
3.	Shchelochkov OA, et al. Barriers to drug adherence in the treatment of urea cycle disorders: Assessment of patient, caregiver and provider perspectives. Mol Genet Metab. 2016;8:43-47.

Forward-Looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, timelines, future financial position, future revenues, projected expenses, regulatory submissions, actions or approvals, cash position, liquidity, prospects, plans and objectives of management are forward-looking statements. Examples of such statements include, but are not limited to, statements relating to the potential for our product candidates to safely and effectively treat diseases and to be approved for marketing; the commercial or market opportunity of any of our product candidates in any target indication and any territory; our ability to secure the additional capital necessary to fund our various product candidate development programs; the adequacy of our capital to support our future operations and our ability to successfully fund, initiate and complete clinical trials and regulatory submissions; the ability to protect our intellectual property rights; our strategy and business focus; and the development, expected timeline and commercial potential of any of our product candidates. We may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, risks and uncertainties associated with the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient resources to fund our various product candidate development programs and to meet our business objectives and operational requirements, the fact that the results of earlier studies and trials may not be predictive of future clinical trial results, the protection and market exclusivity provided by our intellectual property, the substantial costs and diversion of management’s attention and resources which could result from pending securities litigation, risks related to the drug development and the regulatory approval process, including the timing and requirements of regulatory actions, and the impact of competitive products and technological changes. We disclaim any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made. You should review additional disclosures we make in our filings with the Securities and Exchange Commission, including our Quarterly Reports on Form 10-Q and our Annual Report on Form 10-K. You may access these documents for no charge at http://www.sec.gov.

Investor Contact:

Hans Vitzthum

LifeSci Advisors

Ph: 617-430-7578

hans@lifesciadvisors.com

Jim DeNike

Acer Therapeutics Inc.

Ph: 844-902-6100

jdenike@acertx.com

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